AMENDMENT NO. 3
TO THE
BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 3 (this "Amendment"), dated as of February 20, 2023, to the Business Combination Agreement, dated as of August 3, 2022 (as amended, the "Business Combination Agreement"), is made by and among INFINT Acquisition Corporation, an exempted company limited by shares incorporated under the Laws of the Cayman Islands ("INFINT"), FINTECH Merger Sub Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands ("Merger Sub"), and Seamless Group Inc., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the "Company"). Each of the Company, INFINT and Merger Sub shall individually be referred to herein as a "Party" and, collectively, the "Parties". Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

WHEREAS, Section 9.04 of the Business Combination Agreement provides for the amendment of the Busines Combination Agreement in accordance with the terms set forth therein; and

WHEREAS, the Parties desire to amend the Busines Combination Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

1. Amend and Restate Section 7.18. Section 7.18 of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

> "INFINT Extension Proposal. The Company and INFINT agree that, unless this Agreement shall have otherwise been terminated in accordance with its terms, if INFINT determines in good faith and in consideration of all relevant factors that it is probable that the Transactions will not be consummated prior to August 23, 2023 (and INFINT provides notice of such determination in writing to the Company), then INFINT shall call an extraordinary general meeting of its shareholders regarding the INFINT Extension Proposal, to be held prior to August 23, 2023, and the Parties shall cooperate with the preparation, filing and mailing of proxy materials to be sent to the INFINT Shareholders seeking approval of the INFINT Extension Proposal."

2. Amend and Restate Section 9.01(b). Section 9.01(b) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

"(b) by either INFINT or the Company if the Effective Time shall not have occurred prior to August 23, 2023 (the "Outside Date"); provided, however, that the Outside Date shall automatically be extended, without any further action by any Party, as provided in the INFINT Extension Proposal if it shall have been approved by the INFINT Shareholders; provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any Party that either directly or indirectly through its Affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date;"

3. Amend and Restate Section 9.03(a). Section 9.03(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

"(a) All Transaction Expenses shall be paid by the Party incurring such Transaction Expenses, except that the Company shall pay: (i) all expenses relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, (ii) all expenses incurred in connection with printing, mailing and soliciting proxies with respect to the Proxy Statement and Registration Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto), (iii) expenses incurred in connection with any filings with or approvals from the New York Stock Exchange in connection with the Transactions, (iv) expenses relating to the filing fees for any approvals or clearances required under any Antitrust Laws, (v) expenses (including attorneys' fees and expenses) incurred by INFINT in connection with the meeting of the INFINT Shareholders held on February 14, 2023 in order to approve the INFINT Extension Proposal, including (A) expenses related to preparing, filing and mailing a proxy statement, (B) 50% of the expenses (x) of the proxy solicitor in connection with such meeting and (y) related to INFINT's directors' and officers' liability insurance coverage in connection with such extension, and (C) contributions required to be made to the Trust Account on February 23, 2023 and the 23rd day of each subsequent calendar month until August 23, 2023 in the amount of the lesser of (1) $290,000 and (2) $0.06 per public share multiplied by the number of public shares outstanding on such applicable date (collectively, the "INFINT Extension Proposal Costs"), and (vi) if INFINT determines in good faith and in consideration of all relevant factors that it is probable that the Transactions will not be consummated prior to August 23, 2022 and, as a result thereof, INFINT shall determine to call a meeting of the INFINT Shareholders (the "Subsequent Shareholders Meeting") in order to approve the INFINT Extension Proposal, all of the INFINT Extension Proposal Costs as such expenses shall be incurred or otherwise be due and payable in connection with the Subsequent Shareholder Meeting and such INFINT Extension Proposal."

ARTICLE II
MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Business Combination Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the

as written and shall not be deemed to be an amendment to any other term or condition of the Business Combination Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Amendment shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan.

4. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[*Signature Page Follows.*]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

INFINT ACQUISITION CORPORATION

By ____________________
Name: Alexander Edgarov
Title: Chief Executive Officer

FINTECH MERGER SUB CORP.

By ____________________
Name: Alexander Edgarov
Title: Director

SEAMLESS GROUP INC.

By ____________________
Name: Ronnie Hui
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

INFINT ACQUISITION CORPORATION

By__________________________________
Name: Alexander Edgarov
Title: Chief Executive Officer

FINTECH MERGER SUB CORP.

By__________________________________
Name: Alexander Edgarov
Title: Director

SEAMLESS GROUP INC.

By__________________________________
Name: Ronnie Hui
Title: Chief Executive Officer